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                                 United States
                        Securities And Exchange Commission
                             Washington, D.C. 20549

                               ------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                       Date of Report: September 4, 2003

                                 BERT Logic Inc.
             (Exact name of registrant as specified in its charter)

          Washington                    000-32801               91-2034750
(State or other jurisdiction of      (Commission file        (I.R.S. Employer
incorporation or organization)            number)           Identification No.)


                                 BERT LOGIC INC.
                          c/o Abramovich, Yosef, Hakim
                     "Toyota Towers" 65  Igal  Alon  St.
                            Tel-Aviv  67443  ISRAEL
                            Tel: 011-972-(0)3-5628288
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Unit 130 2188 No. 5 Rd
                   Richmond, British Columbia V6X 2T1, CANADA
                                 (604) 276 8324
          (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Effective September 4, 2003, Lance Rudelsheim (the "Seller") closed on a share purchase agreement (the "Share Purchase Agreement") with certain buyers ("Buyers") pursuant to which the Buyers, purchased 5,000,000 shares of the currently outstanding 6,000,000 shares of common stock ("Common Stock") of Bert Logic, Inc. (the "Company") for an aggregate purchase price paid to the individual Seller of $10,000.

In connection with the consummation of the transaction, Lance Rudelsheim resigned as President and sole director of the Company and appointed Mr. Bob Pico as the new sole director of the Company and as the Company's Chief Executive Officer. Since 1989, Mr. Pico has held various positions with TranSwitch Corporation, a publicly held company that is traded on the NASDAQ exchange. Mr. Pico has served as the Director of Business Operations, Vice President of Sales and Vice President of Business Development. In 1966, Mr. Pico received a BSEE from the University of Hartford, in 1972 he received an MS in Physics from Trinity College and in 1981 he received an MBA from the University of Hartford.

As a result of these transactions, each of the following individuals shall own greater than 5% but less than 10% of the Company's outstanding shares: Ori Ackerman, Yoram Allalouf, Yaron Sagie, Shoshana Stolero, Gal Sagi, Sharon Laor, Yaacov Livne, and Yael Zucker. Also, in connection with the transaction, the Company's principal executive offices will now be located at the office of one of the Company's shareholders at: "Toyota Towers" 65 Igal Alon St. -Aviv 67443 Israel. Such office space is being provided to the Company on a temporary basis at no cost.

In connection with the transaction, the Company has entered into an amended license agreement with Reach Technologies, Inc. The parties agree that, in exchange for the forgiveness of the remaining promissory note of $10,299 and all accrued interest (approximately but not limited to $2,400) owed by the Company to Reach, the Company agreed to convert its license to sell Bit Error Rate
Testers on  a  worldwide  non-exclusive basis.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

10.1 Stock Purchase Agreement form between Buyers and Lance Rudelsheim
10.2 Amended License Agreement between the Company and Reach Technologies, Inc.

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Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            BERT  Logic  Inc.

            Date: September 4, 2003

            /s/  Bob Pico
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            Sole Director and Chief Executive Officer

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